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                                                                   Exhibit 10.30

                               AMENDMENT NUMBER 8
                           TO EMPLOYMENT AGREEMENT OF
                                WILLIAM E. WATTS

         Amendment Number 8, dated as of November 4, 1996 to Employment Agreement, dated as of March 24, 1989 and previously amended as of July 24, 1989, August 18, 1989, December 1, 1990, October 19, 1993, January 28, 1994,
and January 27, 1995 and August 24, 1996 (the "Employment Agreement"), between General Nutrition, Incorporated (the "Company") and William E. Watts ("Executive"). Capitalized terms used herein without definition shall have the meanings assigned to them in the Employment Agreement.

         WHEREAS, the Compensation Committee of the Board of Directors of the Company by unanimous consent, approved an amendment of Executive's Employment Agreement.

         NOW, THEREFORE, in consideration of Executive's continued performance of his duties as an officer of the Company, the Company and Executive hereby agree that:

         1. The Employment Period is hereby extended until February 3, 2001. All references to January 31, 1992 as amended to January 31, 1995 as amended January 31, 1998 and as further amended to February 1, 2000 in the Employment Agreement, are hereby changed to references to February 3, 2001.

         2. Section 3(a) of the Employment Agreement "Base Salary" is hereby amended to increase Executive's base salary to $900,000 per year effective October 13, 1996.

         3. Section 3(b) of the Employment Agreement "Incentive Bonus" is hereby deleted in its entirety .

         4. The first sentence of Section 3(f) of the Employment Agreement is modified effective October 13, 1996 as follows:

                  (f) Executive shall be entitled to personal use of the Company's private airplane for up to 100 hours per year plus up to $35,000 per year in airplane related expenses, (pilots lodging, meals and other incidental expenses related to operation of the airplane) as part of his compensation, and such compensation shall include additional amounts to approximate the federal and any state income taxes applicable to such additional compensation. In addition, subsequent references to 75 hours of use per year are changed to 100 hours per year.

         5. Section 3(g) of the Employment Agreement, "Lump Sum Retention Payment" is hereby deleted in its entirety.

         6. In consideration for the changes to the Employment Agreement the Company


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shall pay to Executive $90,000 in a lump sum upon execution of the Amendment
Number 8 to the Employment Agreement.

         7. In lieu of executive receiving the $1.5 million lump sum retention payment due February 1, 2000, and in consideration for the other changes to the Employment Agreement the Company shall pay to Executive $396,000 in a lump sum upon execution of the Amendment Number 8 to the Employment Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          GENERAL NUTRITION, INCORPORATED

                                          By:
                                             ------------------------------

                                          Its:
                                              -----------------------------

                                          ---------------------------------
                                          EXECUTIVE